CERTIFICATE OF INCORPORATION
                                       OF
                            H. W. RONNEY AND COMPANY


FIRST: The name of the corporation is:

                            H. W. RONNEY AND COMPANY

SECOND: The registered office of the corporation in the State of Delaware is to be located at The Company Corporation, 725 Market Street, Wilmington, Delaware 19801. The Registered Agent in charge thereof is The Company Corporation.

THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporations Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue shall be 40,000,000 shares of which 10,000,000 shares shall be preferred stock of the par value of one-tenth cent each ($.001) (hereinafter called the "preferred stock") and of which 30,000,000 shares shall be common stock of the par value of one-tenth cent each ($.001) (hereinafter called the "common stock".)

         A. Shares of preferred stock may be issued from time to time in one or more series, each such series to have such designation as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in this Certificate of Incorporation or any amendment thereof, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors providing for the issue of such series. The preferred stock of any series shall or may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends at such rates, on such conditions and at such times; (c) entitled to such rights upon the dissolution of, or upon the distribution of the assets of the corporation; and (d) made convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange and with such adjustments as shall or may be provided, stated, or expressed in the resolution or resolutions adopted by the Board of Directors of the corporation providing for the issue of such series.

         B. The common stock of the corporation shall be subject to the prior rights of the preferred stock as may be set forth in the resolution or resolutions by the Board of Directors providing for the issuance of the preferred stock. Except for such voting rights as may be provided for in the resolution or resolutions creating one or more series of preferred stock, sole voting rights shall be in the common stock. Cumulative voting in any election of directors, regardless of class or series, is hereby expressly denied.

FIFTH: No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying warrants or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds, or other securities would adversely affect the dividend or voting rights of such stockholder other than such rights, if any, as the Board of Directors, in its discretion may fix; and the Board of Directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

SIXTH: The name and mailing address of the incorporator is as follows:

                           Name                      Mailing Address
                           ----                      ---------------

                  David H. Rosenberg                 2100 Park Central 111
                                                     12700 Park Central Drive
                                                     Dallas, Texas 75251

SEVENTH: The number of directors constituting the initial Board of Directors is one (1). The number of directors shall be fixed by, or in the manner provided in, the By-laws of the corporation, and the name and address of the person who is to serve as director until the first annual meeting of the stockholders or until her successor is elected and qualified is:

         Name                       Mailing Address           Zip Code
         ----                       ---------------           --------

         Cheryl E. Hagan            Suite 200
                                    2212 Arlington Downs Road
                                    Arlington, Texas            76011

EIGHTH: The Corporation shall indemnify any director, officer, or employee, or former director, officer, or employee of the Corporation, or any person who may have served at its request, as a director, officer, or employee of another corporation in which it owns shares of stock, or of which it is a creditor, against expenses actually and necessarily incurred by him or her and any amount paid in satisfaction of judgments in connection with any action, suit or proceeding, whether civil or criminal in nature, in which he or she is made a party by reason of being or having been such a director, officer, or employee (whether or not a director, officer, or employee at the time such costs or expenses are incurred by or imposed upon such person,) except in relation to the matters as to which such person shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such director, officer, or employee may be entitled by law or under any By-law, agreement, vote of shareholders or otherwise.

NINTH: In furtherance and not in limitation of the powers conferred by statute, the power to adopt, amend, or repeal By-laws of the corporation is conferred upon the directors.

TENTH: No contract or transaction between this corporation and any other person, firm, association or corporation and no act of this corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of this corporation are pecuniarily or otherwise interested, directly or indirectly, in such contract, transaction or act, or are related to or interested in, as a director, stockholder, officer, employee, member or otherwise, such person, firm, association or corporation.

Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any such contract, transaction, or act is taken may be counted in determining the presence of a quorum at such meeting and may vote thereat with respect to such contract, transaction, or act with like force and effect as if such person were not so interested or related. No director so interested or related shall, because of such interest or relationship, be disqualified from holding their office or be liable to the corporation or to any stockholder or creditor thereof for any loss incurred by this corporation under or by reason of such contract, transaction, or act, or be accountable for any gains or profits he or she may have realized therein.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, rule and record this certificate, and do certify that the facts herein stated are true, and 1 have accordingly hereunder set my hand this 4th day of February, 1988.


                                                 /S/ DAVID H. ROSENBERG
                                                 ---------------------------
                                                 David H. Rosenberg

STATE OF TEXAS    { }

COUNTY OF DALLAS  { }

         I, Rebecca A. Martin, a Notary Public do hereby certify that on this 4th day of February, 1988, personally appeared before me DAVID H. ROSENBERG, who being by me first duly sworn, declared that he is the person who signed the foregoing instrument as incorporator and that the statements therein contained are true.

                                                 /S/ REBECCA A. MARTIN
                                                 ---------------------------
                                                 Notary Public in and for
                                                 the State of Texas

My Commission Expires:

6-11-91
-------

                                                 ---------------------------
                                                 (Print or Type Name)